SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 2, 2007

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 2, 2007, Ingram Micro Inc. (the “Company”) issued a press release stating that it is recording a charge of $15 million in its second quarter ended June 30, 2007, to reserve for estimated losses associated with a previously disclosed inquiry by the United States Securities and Exchange Commission (SEC) regarding certain transactions with McAfee, Inc. (formerly Network Associates Inc.) during 1998 through 2000.

As a result of this charge, the Company is adjusting its net income guidance for the second quarter ended June 30, 2007. Net income including this charge is now expected to range from $50 million to $56 million, or $0.29 to $0.32 per diluted share.  Second quarter revenue guidance is not affected by this charge. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.      Description

99.1	Press Release dated July 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

	By:	/s/ Larry C. Boyd
	Name:	Larry C. Boyd
	Title:	Senior Vice President, Secretary and General Counsel
Date: July 2, 2007